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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2003, except as to the property dispositions described in Notes 3 and 17 which is as of September 13, 2003 relating to the financial statements and financial statement schedules, which appears in Colonial Realty Limited Partnership's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Birmingham, Alabama November 14, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS